Exhibit 99.1

FOR IMMEDIATE RELEASE    Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-7651

Tremont Mortgage Trust Reports Fourth Quarter and Year End 2018 Results
Income From Investments, Net, For The Fourth Quarter of $1.0 Million
Fourth Quarter Loan Originations of $66.3 Million
Declared First Quarterly Distribution in January 2019
_______________________________________________________________
Newton, MA (February 7, 2019): Tremont Mortgage Trust (Nasdaq: TRMT) today announced its financial results for the quarter and year ended December 31, 2018.
David Blackman, President and Chief Executive Officer of TRMT, made the following statement:
“Our primary business strategy is to deploy capital principally as investments in first mortgage loans secured by middle market and transitional commercial real estate and to return cash to our shareholders by paying a quarterly distribution. We closed three loans totaling $66.3 million during the fourth quarter of 2018 and we closed two additional loans totaling $47.5 million since year end, increasing our total loan commitments to $202.2 million. Also, in January 2019 we declared our first distribution of $0.11 per common share, and we expect to declare a distribution of between $0.20 and $0.24 per common share in the second quarter of 2019. Our origination activity remains robust, with our manager having committed to us $25.0 million of additional capital. We believe, with leverage, that this additional capital will support approximately $100.0 million of additional loan originations. We remain confident in our business model and long term prospects.”

Results for the Quarter and Year Ended December 31, 2018:
For the quarter ended December 31, 2018, net income was $0.2 million, or $0.06 per diluted share. For the quarter ended December 31, 2018, TRMT generated interest income of $1.8 million and incurred interest and related expenses of $0.8 million, which resulted in $1.0 million of income from investments, net.
For the year ended December 31, 2018, net loss was $1.6 million, or $0.51 per diluted share. For the year ended December 31, 2018, TRMT generated interest income of $3.9 million and incurred interest and related expenses of $1.5 million, which resulted in $2.4 million of income from investments, net.
Recent Investment Activities:
In November 2018, TRMT closed a $12.8 million first mortgage bridge loan to finance the acquisition of a 123,000 square foot retail center in Phoenix, AZ at an as is loan to value ratio, or LTV, of approximately 48%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 425 basis points. This loan funded $5.9 million at closing, includes a future funding allowance of $6.9 million for building improvements and leasing capital and has a two year initial term with two, one year extension options subject to the borrower meeting certain conditions. As of December 31, 2018, TRMT had not advanced any of the future funding allowance.

In December 2018, TRMT closed a $29.5 million first mortgage bridge loan to finance the acquisition of a 299,000 square foot, three building office portfolio located in St. Louis, MO at an as is LTV of approximately 72%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 325 basis points. This loan funded $26.4 million at closing, includes a future funding allowance of $3.1 million for building improvements and leasing capital and has a three year initial term with two, one year extension options subject to the borrower meeting certain conditions. As of December 31, 2018, TRMT had not advanced any of the future funding allowance.
Also in December 2018, TRMT closed a $24.0 million first mortgage bridge loan to refinance a 330 key hotel located adjacent to the Hartsfield-Jackson Atlanta International Airport at an as is LTV of approximately 62%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 325 basis points. This loan funded $21.9 million at closing, includes a future funding allowance of $2.1 million for a property improvement plan and has a three year initial term with two, one year extension options subject to the borrower meeting certain conditions. As of December 31, 2018, TRMT had not advanced any of the future funding allowance.
In January 2019, TRMT closed a $24.6 million first mortgage bridge loan to finance the acquisition of a 432 unit apartment community located in Rochester, NY at an as is LTV of approximately 74%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 325 basis points. This loan was fully funded at closing and has a three year initial term with two, one year extension options subject to the borrower meeting certain conditions.
In February 2019, TRMT closed a $22.9 million first mortgage bridge loan to refinance a 96,000 square foot retail center located in Coppell, TX at an as is LTV of approximately 73%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 350 basis points. This loan funded $20.1 million at closing, includes a future funding allowance of $2.9 million for building improvements and leasing capital and has a two year term with no extension options.
TRMT has entered into loan application with a borrower for a first mortgage bridge loan for a total commitment of $11.9 million to refinance a 174,000 square foot, four building office portfolio located in Dallas, TX.
Recent Financing Activities:
In November 2018, TRMT amended its master repurchase agreement with Citibank, N.A., or Citibank, to increase the maximum amount of available advancements under the facility from $100.0 million to $135.0 million and to extend the facility's expiration date to November 6, 2021.
During the quarter ended December 31, 2018, Citibank advanced to TRMT $51.0 million under the master repurchase facility with respect to four mortgage bridge loans. This advance represented 75% of the aggregate outstanding principal of those loans. In connection with the loans closed in 2019, Citibank advanced to TRMT an additional $31.4 million under the facility.
In February 2019, TRMT entered into a credit agreement with its manager, as lender, or the RMR Credit Agreement, pursuant to which, from time to time within six months following the date of the RMR Credit Agreement, TRMT may borrow up to $25.0 million in unsecured loans at a rate of 6.50% per annum. TRMT intends to use the proceeds of any such borrowings to principally fund additional investments in first mortgage bridge loans consistent with TRMT's business strategy and approved by its Board of Trustees.
In February 2019, in connection with the RMR Credit Agreement, TRMT amended its master repurchase agreement with Citibank to increase the maximum amount available for advancement under its master repurchase facility from $135.0 million to $210.0 million, with the additional advancements becoming available for borrowing under the facility if and as TRMT borrows under the RMR Credit Agreement, as provided for in TRMT's master repurchase facility agreement. In addition, certain other provisions of TRMT's master repurchase facility agreement were amended to accommodate TRMT entering into the RMR Credit Agreement.
Distribution:
On January 18, 2019, TRMT declared a distribution payable to common shareholders of record on January 28, 2019 of $0.11 per common share, or approximately $350,000. TRMT expects to pay this distribution on or about February 21, 2019.

Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss TRMT’s fourth quarter and full year 2018 financial results. The conference call telephone number is (833) 366-1119. Participants calling from outside the United States and Canada should dial (412) 902-6771. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, February 14, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10127675.
A live audio webcast of the conference call will also be available in a listen-only mode on TRMT’s website, which is located at www.trmtreit.com. Participants wanting to access the webcast should visit TRMT’s website about five minutes before the call. The archived webcast will be available for replay on TRMT’s website following the call for about one week. The transcription, recording and retransmission in any way of TRMT’s fourth quarter conference call are strictly prohibited without the prior written consent of TRMT.
Supplemental Data:
A copy of TRMT’s Fourth Quarter 2018 Supplemental Operating and Financial Data is available for download at TRMT’s website, www.trmtreit.com. TRMT’s website is not incorporated as part of this press release.
TRMT is a real estate finance company that focuses primarily on originating and investing in first mortgage loans secured by middle market and transitional commercial real estate. TRMT is managed by Tremont Realty Advisors LLC, an SEC registered investment adviser and an indirect subsidiary of The RMR Group Inc.
Please see the pages attached hereto for a more detailed statement of TRMT’s operating results and financial condition and for an explanation of TRMT’s calculation of Core Earnings (Loss) and a reconciliation of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP to that amount.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER TRMT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TRMT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TRMT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TRMT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN STATES THAT TRMT HAS DECLARED ITS FIRST DISTRIBUTION OF $0.11 PER COMMON SHARE, AND THAT TRMT EXPECTS TO DECLARE A DISTRIBUTION OF BETWEEN $0.20 AND $0.24 PER COMMON SHARE IN THE SECOND QUARTER OF 2019. THESE STATEMENTS MAY IMPLY THAT TRMT WILL DECLARE A DISTRIBUTION IN THE SECOND QUARTER OF 2019 AND THAT THE AMOUNT OF SUCH DISTRIBUTION WILL BE AT LEAST $0.20 PER COMMON SHARE. THESE STATEMENTS MAY FURTHER IMPLY THAT TRMT WILL CONTINUE TO DECLARE AND PAY QUARTERLY DISTRIBUTIONS AT THESE AMOUNTS IN THE FUTURE; HOWEVER, ANY DISTRIBUTIONS TRMT MAY MAKE ARE SUBJECT TO BEING DECLARED BY TRMT’S BOARD OF TRUSTEES, IN ITS SOLE DISCRETION. TRMT’S BOARD OF TRUSTEES CONSIDERS MANY FACTORS WHEN DETERMINING WHETHER TO DECLARE DISTRIBUTIONS, INCLUDING TRMT'S HISTORICAL AND PROJECTED INCOME, CORE EARNINGS (LOSS), THE THEN CURRENT AND EXPECTED NEEDS AND AVAILABILITY OF CASH TO PAY TRMT’S OBLIGATIONS AND FUND ITS INVESTMENTS, DISTRIBUTIONS WHICH MAY BE REQUIRED TO BE PAID BY TRMT TO MAINTAIN ITS QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST AND OTHER FACTORS DEEMED RELEVANT BY TRMT’S BOARD OF TRUSTEES IN ITS DISCRETION. ACCORDINGLY, TRMT MAY NOT DECLARE A DISTRIBUTION OF BETWEEN $0.20 AND $0.24 PER COMMON SHARE IN THE SECOND QUARTER OF 2019, OR AT ALL, AND ANY FUTURE DISTRIBUTIONS BY TRMT COULD DECLINE IN AMOUNT OR BE SUSPENDED OR DISCONTINUED.

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MR. BLACKMAN STATES THAT TRMT’S ORIGINATION ACTIVITY REMAINS ROBUST, WITH TRMT’S MANAGER HAVING COMMITTED TO TRMT $25.0 MILLION OF ADDITIONAL CAPITAL AND THAT, WITH LEVERAGE, THIS ADDITIONAL CAPITAL WILL SUPPORT APPROXIMATELY $100.0 MILLION OF ADDITIONAL LOAN ORIGINATIONS. THESE STATEMENTS MAY IMPLY THAT TRMT WILL RECEIVE SUCH ADDITIONAL CAPITAL. TRMT'S MANAGER’S OBLIGATION TO FUND THIS COMMITMENT IS SUBJECT TO CONDITIONS; IF THOSE CONDITIONS ARE NOT SATISFIED OR WAIVED BY TRMT’S MANAGER, TRMT MAY NOT RECEIVE SUCH ADDITIONAL CAPITAL. FURTHER, TRMT MAY NOT BE SUCCESSFUL IN OBTAINING ALL OR ANY OF THE LEVERAGE IT EXPECTS IT MAY BE ABLE TO OBTAIN AS A RESULT OF TRMT’S MANAGER’S ADDITIONAL CAPITAL COMMITMENT.

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MR. BLACKMAN STATES THAT TRMT REMAINS CONFIDENT IN ITS BUSINESS MODEL AND LONG TERM PROSPECTS. THIS MAY IMPLY THAT TRMT WILL IN FACT SUCCESSFULLY EXECUTE ITS BUSINESS STRATEGY AND THAT TRMT’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL CONTINUE TO IMPROVE AS A RESULT. HOWEVER, TRMT’S BUSINESS STRATEGY IS SUBJECT TO EXECUTION RISK AND MAY NOT BE SUCCESSFULLY REALIZED OR PROVIDE TRMT WITH THE CURRENTLY EXPECTED BENEFITS. FURTHER, TRMT’S BUSINESS IS SUBJECT TO VARIOUS RISKS, INCLUDING THOSE NOT WITHIN TRMT’S CONTROL, WHICH MAY PREVENT TRMT’S SUCCESSFUL EXECUTION OF ITS BUSINESS STRATEGY AND DECREASE THE LIKELIHOOD THAT TRMT WILL REALIZE THE CURRENTLY EXPECTED BENEFITS FROM PURSUING AND EXECUTING THAT STRATEGY.

•	TRMT’S PENDING AND PROSPECTIVE LOANS AND APPLICATIONS MAY NOT BE COMPLETED OR BECOME LOANS, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN TRMT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN TRMT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE TRMT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY TRMT’S FORWARD LOOKING STATEMENTS. TRMT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT  WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TRMT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Tremont Mortgage Trust
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,	June 1, 2017 (inception) through December 31,
	2018	2017	2018	2017
Income from Investments:
Interest income from investments	$1,778	$199	$3,891	$222
Less: Interest and related expenses	(825)	—	(1,491)	—
Income from investments, net	953	199	2,400	222

Other Expenses:
Management fees (1)	—	228	447	260
General and administrative expenses	433	654	2,101	830
Reimbursement of shared service expenses	335	375	1,460	428
Total expenses	768	1,257	4,008	1,518
Net income (loss)	$185	$(1,058)	$(1,608)	$(1,296)

Weighted average common shares outstanding - basic	3,135	3,106	3,124	1,524
Weighted average common shares outstanding - diluted	3,138	3,106	3,124	1,524

Net income (loss) per common share - basic and diluted	$0.06	$(0.34)	$(0.51)	$(0.85)

(1)
In June 2018, Tremont Realty Advisors LLC, TRMT's Manager, agreed to waive any base management fees otherwise due and payable pursuant to TRMT's management agreement for the period beginning July 1, 2018 until June 30, 2020. As a result, TRMT did not recognize any base management fees for the quarter ended December 31, 2018. If TRMT's Manager had not agreed to waive these base management fees, TRMT would have recognized additional base management fees of $223 and $445 for the quarter and year ended December 31, 2018, respectively.

Tremont Mortgage Trust
Calculation and Reconciliation of Core Earnings
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,	June 1, 2017 (inception) through December 31,
	2018	2017	2018	2017

Reconciliation of net income (loss) to core earnings (loss): (1)
Net income (loss)	$185	$(1,058)	$(1,608)	$(1,296)
Non-cash equity compensation expense	81	187	430	187
Core earnings (loss)	$266	$(871)	$(1,178)	$(1,109)

Weighted average common shares outstanding - basic	3,135	3,106	3,124	1,524
Weighted average common shares outstanding - diluted	3,138	3,106	3,124	1,524

Core earnings (loss) - basic and diluted	$0.08	$(0.28)	$(0.38)	$(0.73)

(1)
TRMT defines Core Earnings (Loss) as net income (loss), computed in accordance with GAAP, including realized losses not otherwise included in net income (loss) determined in accordance with GAAP and excluding: (a) the incentive fees earned by TRMT's manager (if any); (b) depreciation and amortization (if any); (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income (loss) for the period of the calculation (regardless of whether such items are included in or deducted from net income (loss) or in other comprehensive income (loss) under GAAP) (if any); and (e) one time events pursuant to changes in GAAP and certain non-cash items (if any).

TRMT believes that Core Earnings (Loss) provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This adjusted measure helps TRMT to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that TRMT believes are not necessarily indicative of TRMT's current loan portfolio and operations. In addition, Core Earnings (Loss) is used in determining the amount of business management and incentive fees payable by TRMT to TRMT's manager under TRMT's management agreement.
Core Earnings (Loss) does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP, or an indication of TRMT's cash flows from operations determined in accordance with GAAP, a measure of TRMT's liquidity or operating performance, or an indication of funds available for TRMT's cash needs. In addition, TRMT's methodology for calculating Core Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, TRMT's reported Core Earnings (Loss) may not be comparable to the core earnings as reported by other companies.

Tremont Mortgage Trust
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)

	December 31,
	2018	2017
Assets
Cash and cash equivalents	$27,024	$61,666
Restricted cash	311	—
Loans held for investment, net (includes $137,129 and $0, respectively, pledged as collateral under master repurchase agreement and note payable)	135,844	—
Accrued interest receivable	344	—
Prepaid expenses and other assets	390	259
Total assets	$163,913	$61,925

Liabilities and Shareholders' Equity
Accounts payable, accrued liabilities and deposits	$935	$301
Master repurchase agreement (net of deferred financing costs of $891 and $0, respectively)	71,691	—
Note payable (net of deferred financing costs of $205 and $0, respectively)	31,485	—
Due to related persons	134	754
Total liabilities	104,245	1,055

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 3,178,817 and 3,126,439 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	32	31
Additional paid in capital	62,540	62,135
Cumulative net loss	(2,904)	(1,296)
Total shareholders’ equity	59,668	60,870
Total liabilities and shareholders' equity	$163,913	$61,925